Exhibit 99.1

AMNEAL REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS
– Q2 2026 Net Revenue of $796 million; GAAP Net Income of $58 million; Diluted Income per Share of $0.18 –
– Adjusted EBITDA of $206 million; Adjusted Diluted EPS of $0.30 –
– Raising 2026 Full Year Guidance –
– Successful Debt Repricing in July Reduces Interest Cost –

BRIDGEWATER, NJ, July 30, 2026 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the second quarter ended June 30, 2026.

“Amneal delivered strong, broad-based performance in the second quarter and first half of 2026, reflecting the strength of our diversified portfolio and the contributions from multiple growth drivers. This robust first-half performance gives us confidence to raise our full-year 2026 guidance for the second time this year. We are excited about the pending Kashiv transaction, which will establish biosimilars as an important new, durable growth vertical for Amneal, further diversifying our portfolio and expanding our long-term growth opportunities. As we look ahead to the remainder of 2026, 2027 and beyond, we remain highly confident in Amneal’s outlook and the breadth and durability of the opportunities across our portfolio,” said Chirag and Chintu Patel, Co-Founders and Co-Chief Executive Officers of Amneal.

Second Quarter 2026 Results
Net revenue in the second quarter of 2026 was $796 million, an increase of 10% compared to $725 million in the second quarter of 2025. Specialty net revenue increased 17%, driven by key branded products, including CREXONT®, BREKIYA® autoinjector, and UNITHROID®. Affordable Medicines net revenue increased 13%, driven by strong performance of our complex portfolio, including women’s health products, and new product launches. AvKARE net revenue decreased 4% due to a decline in the low margin distribution channel partially offset by growth in the government channel.

Net income attributable to Amneal Pharmaceuticals, Inc. was $58 million in the second quarter of 2026 compared to net income of $22 million in the second quarter of 2025, an increase of 157%, as higher revenue and gross profit, lower interest expense, and a lower tax provision more than offset increased SG&A expense.

Adjusted EBITDA in the second quarter of 2026 was $206 million, an increase of 12% compared to the second quarter of 2025, reflecting higher revenue and gross profit.

Diluted income per share in the second quarter of 2026 was $0.18 compared to diluted income per share of $0.07 for the second quarter of 2025, an increase of 157%, due to the aforementioned factors. Adjusted diluted earnings per share in the second quarter of 2026 was $0.30, an increase of 20% compared to $0.25 for the second quarter of 2025.

The Company presents GAAP and adjusted (non-GAAP) quarterly results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

Debt Repricing Further Reduces Future Interest Cost
In July 2026, the Company launched a repricing of its $2.084B Term Loan B, which will reduce the interest rate by 50 basis points from Secured Overnight Financing Rate (“SOFR”) plus 300 basis points to SOFR plus 250 basis points. The repricing is expected to close as early as August 3, 2026.

The Company also intends to obtain an additional $350 million Term Loan B financing to fund a portion of the purchase price of Kashiv Biosciences, as previously disclosed. Such additional Term Loans are expected to be incurred at the closing of the Kashiv acquisition at the reduced pricing. The repricing transaction is expected to generate about $12 million in annual cash interest savings and contribute towards the Company’s goal to reduce net leverage to below 3.0x by 2028.

Raising 2026 Full Year Guidance
We are raising select full year 2026 guidance metrics.

	Updated Guidance	Prior Guidance
Net revenue	$3.10 billion - $3.20 billion	$3.05 billion - $3.15 billion
Adjusted EBITDA (1)	$750 million - $780 million	$740 million - $770 million
Adjusted diluted EPS (2)	$0.96 - $1.06	$0.95 - $1.05
Operating cash flow (3)	$350 million - $400 million	$350 million - $400 million
Operating cash flow, excluding discrete items (4)	$375 million - $425 million	$375 million - $425 million
Capital expenditures (5)	~$150 million	~$110 million
(1)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(2)Accounts for 35% non-controlling interest in AvKARE. Assumes approximately 340 million weighted-average diluted shares outstanding for the year ending December 31, 2026.
(3)Represents cash provided by operating activities.
(4)Excludes discrete items such as opioid settlement costs of approximately $36 million and Kashiv acquisition and integration costs of approximately $30 million.
(5)Reflects estimated capital expenditures and deposits for future acquisition of property, plant, and equipment.

Amneal’s 2026 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, July 30, 2026, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial 1 (833) 461-5787 (in the U.S.) with access code 901153095. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://help.events.q4inc.com/eahc/international-dial-in-numbers.

About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, New Jersey, is a diversified, global biopharmaceutical leader focused on expanding access to affordable and innovative medicines. Amneal was founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel, and built on the belief that innovation only matters if it’s accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex generic, specialty and biosimilar medicines, delivering more than 160 million prescriptions annually, primarily in the United States. Our Affordable Medicines segment spans retail generics, injectables, and biosimilars. Our Specialty segment provides branded treatments in neurology, including Parkinson’s disease and migraine, and endocrinology. Our AvKARE segment distributes pharmaceuticals and medical products to U.S. federal, retail, and institutional customers. For additional information, please visit amneal.com and follow us on LinkedIn.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our positioning and potential growth, statements regarding our ability to create long-term value, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: risks related to our proposed transaction to acquire membership interests of Kashiv BioSciences, LLC (“Kashiv”), our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; the impact of supply chain disruption; the imposition of tariffs may adversely affect our business, results of operations and financial condition; a U.S. government shutdown could adversely impact our regulatory, operational and financial performance; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements and review processes; the impact of healthcare reform and changes in coverage and reimbursement levels and funding by governmental authorities and other third-party payers; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; our dependence on third-party agreements for a portion of our product offerings; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; the impact of global economic, political or other catastrophic events; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted gross margin, adjusted operating income, net debt, gross leverage, and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$796,197	$724,508	$1,518,716	$1,419,928
Cost of goods sold	461,689	438,255	864,095	877,784
Gross profit	334,508	286,253	654,621	542,144
Selling, general and administrative	148,722	124,266	287,582	242,554
Research and development	39,017	47,964	77,400	88,004
Intellectual property legal development expenses	2,087	2,017	3,629	3,784
Acquisition costs	7,600	—	12,753	—
Restructuring and other charges	554	1,024	1,204	1,595
Charges (credit) related to legal matters, net	8,057	(390)	8,751	(390)
Other operating income	(1,298)	—	(8,239)	(5,122)
Operating income	129,769	111,372	271,541	211,719
Other (expense) income:
Interest expense, net	(55,043)	(65,101)	(108,404)	(122,040)
Foreign exchange (loss) gain, net	(1,950)	8,256	(9,750)	12,503
Loss on refinancing	—	—	(3,510)	—
Increase in tax receivable agreement liability	(2,439)	(4,420)	(106)	(15,107)
Other income, net	653	1,604	1,395	2,122
Total other expense, net	(58,779)	(59,661)	(120,375)	(122,522)
Income before income taxes	70,990	51,711	151,166	89,197
Provision for income taxes	1,376	16,101	3,552	28,969
Net income	69,614	35,610	147,614	60,228
Less: Net income attributable to non-controlling interests	(11,952)	(13,193)	(27,696)	(25,616)
Net income attributable to Amneal Pharmaceuticals, Inc.	$57,662	$22,417	$119,918	$34,612

Net income per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$0.18	$0.07	$0.38	$0.11
Diluted	$0.18	$0.07	$0.37	$0.11
Weighted-average common shares outstanding:
Basic	319,200	313,739	317,620	312,404
Diluted	328,102	322,363	328,527	323,171

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; in thousands)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$127,637	$282,029
Restricted cash	8,643	28,842
Trade accounts receivable, net	1,020,360	895,143
Inventories	677,954	606,302
Prepaid expenses and other current assets	112,011	98,395
Related party receivables	424	470
Total current assets	1,947,029	1,911,181
Property, plant and equipment, net	456,877	442,950
Goodwill	593,499	595,470
Intangible assets, net	587,830	563,498
Operating lease right-of-use assets	44,361	38,832
Operating lease right-of-use assets - related party	13,723	15,216
Financing lease right-of-use assets	52,360	53,328
Other assets	80,669	57,805
Total assets	$3,776,348	$3,678,280
Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable and accrued expenses	$721,208	$761,316
Current portion of liabilities for legal matters	18,488	43,256
Revolving credit facility	100,000	—
Current portion of long-term debt, net	5,961	6,761
Current portion of operating lease liabilities	9,040	8,668
Current portion of operating lease liabilities - related party	2,899	2,705
Current portion of financing lease liabilities	3,521	3,442
Related party payables - short term	22,070	55,485
Total current liabilities	883,187	881,633
Long-term debt, net	2,564,335	2,565,115
Operating lease liabilities	38,691	33,233
Operating lease liabilities - related party	12,712	14,195
Financing lease liabilities	54,602	54,927
Related party payables - long term	2,892	19,132
Liabilities for legal matters - long term	70,830	71,819
Other long-term liabilities	32,119	32,263
Total long-term liabilities	2,776,181	2,790,684
Redeemable non-controlling interests	83,956	77,292
Total stockholders’ equity (deficiency)	33,024	(71,329)
Total liabilities and stockholders’ equity (deficiency)	$3,776,348	$3,678,280

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$147,614	$60,228
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	90,991	120,272
Unrealized foreign currency loss (gain)	10,495	(11,813)
Amortization of debt issuance costs and discount	7,954	13,686
Reclassification of cash flow hedge	5,788	(5,876)
Loss on refinancing	3,510	—
Stock-based compensation	19,208	15,532
Inventory provision	44,957	38,432
Other operating charges and credits, net	3,086	2,254
Changes in assets and liabilities:
Trade accounts receivable, net	(125,765)	(32,615)
Inventories	(124,150)	(36,039)
Prepaid expenses, other current assets and other assets	(24,150)	(10,015)
Related party receivables	25	(1,108)
Accounts payable, accrued expenses and other liabilities	(57,918)	(67,004)
Related party payables	(49,632)	5,293
Net cash (used in) provided by operating activities	(47,987)	91,227
Cash flows from investing activities:
Purchases of property, plant and equipment	(38,872)	(35,992)
Acquisition of intangible assets	(85,000)	(5,100)
Deposits for future acquisition of property, plant and equipment	(20,580)	(4,632)
Proceeds from sale of property, plant and equipment	—	1,379
Net cash used in investing activities	(144,452)	(44,345)
Cash flows from financing activities:
Payments of principal on debt, revolving credit facilities, financing leases and other	(147,027)	(251,076)
Proceeds from issuance of debt	134,673	—
Payments of deferred financing and refinancing costs	(1,982)	(1,745)
Borrowings on revolving credit facilities	100,000	218,000
Proceeds from exercise of stock options	80	754
Employee payroll tax withholding on restricted stock unit and performance stock unit vesting	(44,481)	(21,828)
Tax and other distributions to non-controlling interests	(21,067)	(24,958)
Proceeds from alliance party	510	—
Acquisition of non-controlling interest	(400)	—
Net cash provided by (used in) financing activities	20,306	(80,853)
Effect of foreign exchange rate on cash	(1,187)	(777)
Net decrease in cash, cash equivalents, and restricted cash	(173,320)	(34,748)
Cash, cash equivalents, and restricted cash - beginning of period	312,939	118,420
Cash, cash equivalents, and restricted cash - end of period	$139,619	$83,672
Cash and cash equivalents - end of period	$127,637	$71,544
Restricted cash - end of period	8,643	9,642
Long-term restricted cash included in other assets - end of period	3,339	2,486
Cash, cash equivalents, and restricted cash - end of period	$139,619	$83,672

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2026	2025	2025
Net income	$69,614	$35,610	$147,614	$60,228	$127,933
Adjusted to add:
Interest expense, net	55,043	65,101	108,404	122,040	241,091
Provision for income taxes	1,376	16,101	3,552	28,969	11,276
Depreciation and amortization	47,800	60,113	90,991	120,272	223,572
EBITDA (Non-GAAP)	$173,833	$176,925	$350,561	$331,509	$603,872
Adjusted to add (deduct):
Stock-based compensation expense	10,392	8,274	19,208	15,402	31,823
Acquisition, site closure, and idle facility expenses (1)	8,076	1,203	13,758	2,444	5,301
Restructuring and other charges	—	1,024	499	1,595	4,208
Loss on refinancing (2)	—	—	3,510	—	31,365
Charges (credit) related to legal matters, net (3)	8,057	(390)	8,751	(390)	(390)
Asset impairment charges (4)	—	36	—	104	23,022
Foreign exchange loss (gain)	1,950	(8,256)	9,750	(12,503)	(7,635)
Increase in tax receivable agreement liability	2,439	4,420	106	15,107	6,588
Other (5)	1,703	424	2,317	370	(9,739)
Adjusted EBITDA (Non-GAAP)	$206,450	$183,660	$408,460	$353,638	$688,415

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Debt and Net Leverage

	June 30, 2026	December 31, 2025
Term Loan Due 2032	$2,084,263	$2,094,750
Senior Notes Due 2032	600,000	600,000
2025 Revolving Credit Facility	100,000	—
Gross debt (6)	$2,784,263	$2,694,750
Less: Cash and cash equivalents	127,637	282,029
Net debt (Non-GAAP) (7)	$2,656,626	$2,412,721

	Adjusted EBITDA (Non-GAAP)	Adjusted EBITDA (Non-GAAP)
Year ended December 31, 2025	$688,415	$688,415
Less: Six months ended June 30, 2025	353,638
Add: Six months ended June 30, 2026	408,460
Last twelve months ended June 30, 2026	$743,237

	Last Twelve Months Ended June 30, 2026	Year Ended December 31, 2025
Gross leverage (Non-GAAP) (8)	3.7x	3.9x

Net leverage (Non-GAAP) (9)	3.6x	3.5x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$69,614	$35,610	$147,614	$60,228
Adjusted to add (deduct):
Non-cash interest	6,944	7,411	13,681	7,745
GAAP provision for income taxes	1,376	16,101	3,552	28,969
Amortization	34,004	44,820	63,025	89,094
Stock-based compensation expense	10,392	8,274	19,208	15,402
Acquisition, site closure, and idle facility expenses (1)	8,076	1,189	13,758	2,416
Restructuring and other charges	—	1,017	499	1,588
Loss on refinancing	—	—	3,510	—
Charges (credit) related to legal matters, including interest, net (3)	9,117	(390)	10,567	(390)
Asset impairment charges	—	36	—	104
Increase in tax receivable agreement liability	2,439	4,420	106	15,107
Other	1,703	424	2,317	380
Provision for income taxes (10)	(33,005)	(26,089)	(61,760)	(48,854)
Net income attributable to non-controlling interests	(11,952)	(13,193)	(27,696)	(25,616)
Adjusted net income (Non-GAAP)	$98,708	$79,630	$188,381	$146,173
Weighted average diluted shares outstanding (11)	328,102	322,363	328,527	323,171
Diluted earnings per share (GAAP)	$0.18	$0.07	$0.37	$0.11
Adjusted diluted earnings per share (Non-GAAP)	$0.30	$0.25	$0.57	$0.45

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2026 primarily included acquisition costs associated with the announced agreement to acquire Kashiv BioSciences, LLC and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three and six months ended June 30, 2025 and year ended December 31, 2025 primarily included costs related to a planned facility closure and rent for vacated properties.
(2)For the year ended December 31, 2025, loss on refinancing was primarily comprised of debt issuance costs associated with the portion of the Term Loan Due 2028 that was modified as part of the Company’s debt refinancing on August 1, 2025. Refer to Note 14. Debt in the Company’s 2025 Annual Report on Form 10-K for information about the Company’s debt as of December 31, 2025.
(3)For the three months ended June 30, 2026, charges related to legal matters, net were $8.1 million, primarily consisting of charges related to antitrust class action litigation. For the six months ended June 30, 2026, charges related to legal matters, net were $8.8 million, primarily consisting of (i) a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date and (ii) charges associated with antitrust class action litigation. For the three and six months ended June 30, 2026, charges related to legal matters, including interest, net also included interest expense associated with the Nationwide Opioids Settlement Agreement. For additional information regarding the Nationwide Opioids Settlement Agreement and antitrust class action litigation, refer to Note 16. Commitments and Contingencies in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
(4)For the year ended December 31, 2025, asset impairment charges were primarily related to a Specialty segment product right for which the Company significantly reduced the cash flow forecast after receipt of a complete response letter dated July 22, 2025 from the U.S. Food and Drug Administration regarding a supplemental new drug application.
(5)For the year ended December 31, 2025, the caption “other” primarily reflects a non-recurring, non-operating, non-cash gain.
(6)Refer to Note 14. Debt in the Company’s 2025 Annual Report on Form 10-K for additional information.
(7)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(8)Gross leverage was calculated by dividing gross debt as of June 30, 2026 and December 31, 2025 by adjusted EBITDA for the last twelve months ended June 30, 2026 and year ended December 31, 2025, respectively.
(9)Net leverage was calculated by dividing net debt as of June 30, 2026 and December 31, 2025 by adjusted EBITDA for the last twelve months ended June 30, 2026 and year ended December 31, 2025, respectively.
(10)The non-GAAP effective tax rates for the three and six months ended June 30, 2026 were 25.1% and 24.7%, respectively. The non-GAAP effective tax rates for the three and six months ended June 30, 2025 were 24.7% and 25.0%, respectively.
(11)Weighted average diluted shares outstanding for the three and six months ended June 30, 2026 and 2025 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Consolidated GAAP to Non-GAAP Operating Results

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$796,197	$—	$796,197	$724,508	$—	$724,508
Cost of goods sold (1)	461,689	(33,317)	428,372	438,255	(44,050)	394,205
Gross profit	334,508	33,317	367,825	286,253	44,050	330,303
Gross margin %	42.0%		46.2%	39.5%		45.6%

Selling, general and administrative (2)	148,722	(13,781)	134,941	124,266	(11,424)	112,842
Research and development (3)	39,017	(855)	38,162	47,964	(1,573)	46,391
Intellectual property legal development expenses	2,087	—	2,087	2,017	—	2,017
Acquisition costs (4)	7,600	(7,600)	—	—	—	—
Restructuring and other charges	554	—	554	1,024	(1,024)	—
Charges (credits) related to legal matters, net (5)	8,057	(8,057)	—	(390)	390	—
Other operating income	(1,298)	—	(1,298)	—	—	—
Operating income	$129,769	$63,610	$193,379	$111,372	$57,681	$169,053

(1)    Adjustments for the three months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.0 million in each period) and amortization expense ($32.3 million and $43.1 million).
(2)    Adjustments for the three months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($8.6 million and $6.4 million), amortization expense ($2.6 million and $2.7 million), site closure costs ($0.5 million in each period), and other ($2.1 million and $1.8 million).
(3)    Adjustments for the three months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.9 million in each period) and site closure costs (none and $0.7 million).
(4)    Acquisition costs for the three months ended June 30, 2026 included acquisition costs associated with the announced agreement to acquire Kashiv BioSciences, LLC.
(5)    For the three months ended June 30, 2026, charges related to legal matters, net were $8.1 million, primarily consisting of charges related to antitrust class action litigation. For additional information regarding antitrust class action litigation, refer to Note 16. Commitments and Contingencies in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Consolidated GAAP to Non-GAAP Operating Results

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,518,716	$—	$1,518,716	$1,419,928	$—	$1,419,928
Cost of goods sold (1)	864,095	(61,628)	802,467	877,784	(87,565)	790,219
Gross profit	654,621	61,628	716,249	542,144	87,565	629,709
Gross margin %	43.1%		47.2%	38.2%		44.3%

Selling, general and administrative (2)	287,582	(25,062)	262,520	242,554	(20,971)	221,583
Research and development (3)	77,400	(1,628)	75,772	88,004	(3,053)	84,951
Intellectual property legal development expenses	3,629	—	3,629	3,784	—	3,784
Acquisition costs (4)	12,753	(12,753)	—	—	—	—
Restructuring and other charges	1,204	(499)	705	1,595	(1,595)	—
Charges (credits) related to legal matters, net (5)	8,751	(8,751)	—	(390)	390	—
Other operating income	(8,239)	—	(8,239)	(5,122)	—	(5,122)
Operating income	$271,541	$110,321	$381,862	$211,719	$112,794	$324,513

(1)    Adjustments for the six months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($2.0 million and $1.9 million), amortization expense ($59.6 million and $85.6 million), and asset impairment charges (none and $0.1 million).
(2)    Adjustments for the six months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($15.6 million and $11.9 million), amortization expense ($5.3 million and $5.4 million), site closure costs ($1.0 million in each period), and other ($3.2 million and $2.6 million).
(3)    Adjustments for the six months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.6 million and $1.7 million) and site closure costs (none and $1.4 million).
(4)    Acquisition costs for the six months ended June 30, 2026 included acquisition costs associated with the announced agreement to acquire Kashiv BioSciences, LLC.
(5)    For the six months ended June 30, 2026, charges related to legal matters, net were $8.8 million, primarily consisting of (i) a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date and (ii) charges associated with antitrust class action litigation. For additional information regarding the Nationwide Opioids Settlement Agreement and antitrust class action litigation, refer to Note 16. Commitments and Contingencies in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$489,913	$—	$489,913	$433,425	$—	$433,425
Cost of goods sold (2)	282,684	(14,513)	268,171	252,646	(11,171)	241,475
Gross profit	207,229	14,513	221,742	180,779	11,171	191,950
Gross margin %	42.3%		45.3%	41.7%		44.3%

Selling, general and administrative (3)	42,367	(2,939)	39,428	34,226	(2,183)	32,043
Research and development (4)	33,023	(725)	32,298	41,899	(777)	41,122
Intellectual property legal development expenses	2,002	—	2,002	1,978	—	1,978
Restructuring and other charges	—	—	—	683	(683)	—
Charges (credits) related to legal matters, net (5)	8,057	(8,057)	—	(390)	390	—
Other operating income	(1,298)	—	(1,298)	—	—	—
Operating income	$123,078	$26,234	$149,312	$102,383	$14,424	$116,807

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($1.0 million and $0.9 million) and amortization expense ($13.5 million and $10.3 million).
(3)Adjustments for the three months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($2.5 million and $1.6 million) and site closure costs ($0.5 million and $0.6 million).
(4)Adjustments for the three months ended June 30, 2026 and 2025 were comprised of stock-based compensation expense.
(5)For the three months ended June 30, 2026, charges related to legal matters, net were $8.1 million, primarily consisting of charges related to antitrust class action litigation. For additional information regarding antitrust class action litigation, refer to Note 16. Commitments and Contingencies in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$913,150	$—	$913,150	$848,133	$—	$848,133
Cost of goods sold (2)	515,128	(24,083)	491,045	495,279	(22,046)	473,233
Gross profit	398,022	24,083	422,105	352,854	22,046	374,900
Gross margin %	43.6%		46.2%	41.6%		44.2%

Selling, general and administrative (3)	83,685	(5,371)	78,314	67,941	(3,999)	63,942
Research and development (4)	66,309	(1,402)	64,907	72,879	(1,466)	71,413
Intellectual property legal development expenses	3,495	—	3,495	3,691	—	3,691
Restructuring and other charges	—	—	—	683	(683)	—
Charges (credits) related to legal matters, net (5)	8,751	(8,751)	—	(390)	390	—
Other operating income	(8,239)	—	(8,239)	(5,122)	—	(5,122)
Operating income	$244,021	$39,607	$283,628	$213,172	$27,804	$240,976

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the six months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($2.0 million and $1.8 million), amortization expense ($22.1 million and $20.1 million), and asset impairment charges (none and $0.1 million).
(3)Adjustments for the six months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($4.4 million and $2.9 million) and site closure costs ($1.0 million and $1.1 million).
(4)Adjustments for the six months ended June 30, 2026 and 2025 were comprised of stock-based compensation expense.
(5)For the six months ended June 30, 2026, charges related to legal matters, net were $8.8 million, primarily consisting of (i) a $21.2 million charge associated with certain states electing a 25% cash conversion in lieu of product under the Nationwide Opioids Settlement Agreement, partially offset by a $20.8 million discount recorded on the expected settlement payments as of the agreement’s effective date and (ii) charges associated with antitrust class action litigation. For additional information regarding the Nationwide Opioids Settlement Agreement and antitrust class action litigation, refer to Note 16. Commitments and Contingencies in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$149,295	$—	$149,295	$128,043	$—	$128,043
Cost of goods sold (1)	48,265	(18,804)	29,461	55,795	(32,880)	22,915
Gross profit	101,030	18,804	119,834	72,248	32,880	105,128
Gross margin %	67.7%		80.3%	56.4%		82.1%

Selling, general and administrative (2)	40,095	(664)	39,431	30,314	(486)	29,828
Research and development (3)	5,994	(130)	5,864	6,065	(796)	5,269
Intellectual property legal development expenses	85	—	85	39	—	39
Restructuring and other charges	—	—	—	341	(341)	—
Operating income	$54,856	$19,598	$74,454	$35,489	$34,503	$69,992

(1)Adjustments for the three months ended June 30, 2026 and 2025 were comprised of amortization expense.
(2)Adjustments for the three months ended June 30, 2026 and 2025 were comprised of stock-based compensation expense.
(3)Adjustments for the three months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.1 million in each period) and site closure costs (none and $0.7 million).

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$282,560	$—	$282,560	$236,340	$—	$236,340
Cost of goods sold (1)	91,285	(37,545)	53,740	108,878	(65,520)	43,358
Gross profit	191,275	37,545	228,820	127,462	65,520	192,982
Gross margin %	67.7%		81.0%	53.9%		81.7%

Selling, general and administrative (2)	74,786	(1,190)	73,596	61,292	(831)	60,461
Research and development (3)	11,091	(225)	10,866	15,125	(1,587)	13,538
Intellectual property legal development expenses	134	—	134	93	—	93
Restructuring and other charges	347	(347)	—	471	(471)	—
Operating income	$104,917	$39,307	$144,224	$50,481	$68,409	$118,890

(1)Adjustments for the six months ended June 30, 2026 and 2025 were comprised of amortization expense.
(2)Adjustments for the six months ended June 30, 2026 and 2025 were comprised of stock-based compensation expense.
(3)Adjustments for the six months ended June 30, 2026 and 2025, respectively, were comprised of stock-based compensation expense ($0.2 million in each period) and site closure costs (none and $1.4 million).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$156,989	$—	$156,989	$163,040	$—	$163,040
Cost of goods sold	130,740	—	130,740	129,814	—	129,814
Gross profit	26,249	—	26,249	33,226	—	33,226
Gross margin %	16.7%		16.7%	20.4%		20.4%

Selling, general and administrative (2)	16,913	(2,648)	14,265	15,079	(2,700)	12,379
Operating income	$9,336	$2,648	$11,984	$18,147	$2,700	$20,847

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended June 30, 2026 and 2025 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$323,006	$—	$323,006	$335,455	$—	$335,455
Cost of goods sold	257,682	—	257,682	273,627	—	273,627
Gross profit	65,324	—	65,324	61,828	—	61,828
Gross margin %	20.2%		20.2%	18.4%		18.4%

Selling, general and administrative (2)	33,593	(5,296)	28,297	30,773	(5,400)	25,373
Operating income	$31,731	$5,296	$37,027	$31,055	$5,400	$36,455

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the six months ended June 30, 2026 and 2025 were comprised of amortization expense.